EXHIBIT 10.3

Non-Qualified Stock Option

Granted by

Waterstone Financial, Inc.

under the

Waterstone Financial, Inc.
2020 Omnibus Incentive Plan

This non-qualified stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2020 Omnibus Incentive Plan (the “Plan”) of Waterstone Financial, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided or made available to each person granted a stock option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee responsible for administering the Plan (the “Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.  Any reference to the “Bank” herein shall refer to WaterStone Bank SSB and any reference to “Employer” shall mean either or both the Company and the Bank.

1.   Name of Participant:________________
2.   Date of Grant:_________________

3.	Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option:_________ (subject to adjustment pursuant to Section 10 hereof).

•	This is a Non-Qualified Option.
4.   Exercise price per share:_______________
(subject to adjustment pursuant to Section 10 below)

5.   Expiration Date of Option:______________
6.
Vesting Schedule.  Except as otherwise provided in this Agreement, this Option first becomes exercisable, subject to the Option’s expiration date, in accordance with the vesting schedule specified herein.

The Options granted under this Agreement shall vest in ___________ (___) equal annual installments (provided that fractional Options will not vest), with the first installment becoming exercisable on the first anniversary of the date of grant, or , 20, and succeeding installments on each anniversary thereafter, through , 20, subject to accelerated vesting under Section 9 and 11 of this Agreement.   Notwithstanding the foregoing, to the extent the vesting would vest in a fractional Option, the number of Options vesting should be rounded to the nearest Option  (with “.5” of an Option rounded up).

This Option may not be exercised at any time on or after the Option’s expiration date. Vesting will automatically accelerate in the event of death or Disability or Involuntary Termination at or following a Change in Control.
7.
Exercise Procedure.  The vested portion of this Option may be exercised in whole or in part by signing on to the website of UBS, our third-party stock plan administrator, at www.ubs.com/onesource/wsbf and following the prompts on the website.  If a Participant has questions regarding the exercise of his/her Option, the Participant may contact the Company’s UBS representative (as listed on the website above) or by contacting the Bank’s Human Resources Department at (XXX)-XXX-XXXX.

8.   Delivery of Shares.
8.1
Delivery of Shares.  Delivery of shares of Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.   Change in Control.

9.1
Upon the occurrence of a Change in Control, any Option awarded hereunder that is not replaced by a Replacement Award, as defined in Section 9(c) of the Plan, will become fully vest and exercisable, except to the extent that another Award meeting the requirements of Section 9(c) of the Plan is provided to the Participant to replace such Award.  Any Award replaced by a Replacement Award shall be referred to herein as a “Replaced Award.”

9.2
In the event of a Change in Control, if a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control.  An Award will be considered a Replacement Award if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 3(d); (iii) the underlying Replaced Award was an equity-based award and related to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control.  Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied.  The determination whether the conditions of this Section 9(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

9.3
In the event of a Termination of Service by the Company other than for Cause at or within 24 months following a Change in Control, all Options held by the Participant, whether or not exercisable at such time, will become fully vested and exercisable, subject to the expiration provisions otherwise applicable to the Option.  For the avoidance of doubt, any Option held by the Participant as of the date of the Change in Control that remains outstanding hereunder as of the date of such Termination of Service may thereafter be exercised until the expiration of the stated full Term of such Option.

9.4	A “Change in Control” will be deemed to have occurred as provided in Section 9(e) of the Plan.

10.   Adjustment Provisions.
This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3(d) of the Plan.
11.   Termination of Option and Accelerated Vesting.
This Option will terminate upon the expiration date, except as set forth in the following  provisions:
(i)
Death.  This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s death.  This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one (1) year from the date of death, subject to termination on the expiration date of this Option, if earlier.

(ii)
Disability.  This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s Disability. This Option may thereafter be exercised for a period of one (1) year from the date of such Termination of Service by reason of Disability, subject to termination on the Option’s expiration date, if earlier.

(iii)
Retirement.  Vested Options may be exercised for a period of one (1) year from the date of Termination of Service by reason of Retirement, subject to termination on the Option’s expiration date, if earlier (and, for purposes of clarity, non-vested Options will be forfeited on the date of Termination of Service by reason of Retirement).  The term “Retirement” shall have the meaning set forth in Section 1(dd) of the Plan.

(iv)	Termination for Cause. If the Participant’s Service has been terminated for Cause, all Options that have not been exercised will expire and be forfeited.

(v)
Other Termination.  If the Participant’s Service terminates for any reason other than due to death, Disability, Termination of Service by the Company other than Cause within 24 months following a Change in Control, Retirement, or for Cause, all unvested Options will be forfeited and vested Options may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three (3) months following termination, subject to termination on the Option’s expiration date, if earlier.

12. Miscellaneous.

12.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

12.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3
Options under the Plan may be transferable (1) by will or by the laws of descent and distribution, and if vested (2) to a grantor trust established by the Participant or (3) between spouses incident to a divorce or pursuant to a domestic relations order. At the discretion of the Committee, a non-qualified Option granted under the Plan may be transferable by the Participant once vested, provided, however, that such  transfers will be limited to “immediate family members” of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided, further, that such transfers are not made for consideration to the Participant.  For these purposes, “immediate family members” include any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption.

12.4	This Agreement will be governed by and construed in accordance with the laws of the State of Wisconsin.

12.5
This Agreement is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Participant agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Participant or the Company of any such law, regulation or order or any provision thereof.

12.6	The granting of this Option does not confer upon the Participant any right to be retained in the service of the Company or any subsidiary.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Option set forth above.
WATERSTONE FINANCIAL, INC.
By:____________________________
Its:____________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the 2020 Omnibus Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2020 Omnibus Incentive Plan.
PARTICIPANT

______________________________